EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

July 11, 2014

Tonix Pharmaceuticals Holding Corp.
509 Madison Avenue
Suite 306

New York, New York 10022

Re: Tonix Pharmaceuticals Holding Corp.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), in connection with the issuance and sale of up to an aggregate 657,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), pursuant to the Registration Statement on Form S-3, as amended (File No. 333-192541) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on January 8, 2014 (the “Original Registration Statement”), the Registration Statement on Form S-3 (Registration No. 333-197361) filed and effective with the Commission pursuant to Rule 462(b) under the Securities Act on July 11, 2014 (the “462(b) Registration Statement” and together with the Original Registration Statement, the “Registration Statement”), the prospectus included therein (the “Prospectus”) and the prospectus supplement, dated July 11, 2014 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.

We understand that the Shares are to be sold by the Company pursuant to the Placement Agent Agreement, dated as of July 11, 2014 by and between the Company and Roth Capital Partners, LLC (the “Placement Agent Agreement”) and the subscription agreements, dated as of July 11, 2014 by and between the Company and each of the investor signatories thereto (the “Subscription Agreements”). The Placement Agent Agreement and a form of the Subscription Agreements are filed as Exhibits 10.01 and 10.02, respectively, to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplement.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Nevada Business Corporation Act (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms and conditions of the Placement Agent Agreement, the Subscription Agreements, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ Sichenzia Ross Friedman Ference LLP
Sichenzia Ross Friedman Ference LLP